EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 22, 1997, except for Notes 1, 6 and 13, which are as of June 30, 1997, relating to the consolidated financial statements of Safety Components International, Inc. for the year ended March 31, 1997, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
------------------------
    PRICE WATERHOUSE LLP

Costa Mesa, California
December 10, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 22, 1997, relating to the financial statements of Valentec International Corporation, excluding Valentec International, Ltd., for the year ended March 31, 1997, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
------------------------
    PRICE WATERHOUSE LLP

Costa Mesa, California
December 10, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS

December 8, 1997



The Board of Directors of
  Safety Components International, Inc.


     We agree to the inclusion in this Registration Statement on Form S-1, of our report, dated October 7, 1996, on our audit of the financial statements of Phoenix Airbag GmbH. We also consent to the use of our name under "Experts."


/s/ Price Waterhouse GmbH
----------------------------------
    Price Waterhouse GmbH
    Wirtschaftsprufungsgesellschaft